AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1998
                                                          REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              SPORTSLINE USA, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                65-0470894
      -------------------------------              ----------------------
      (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1995 STOCK OPTION PLAN;
           WARRANT BETWEEN THE REGISTRANT AND HORROW SPORTS VENTURES;
        STOCK OPTION BETWEEN THE REGISTRANT AND MICHAEL P. SCHULHOF; AND
               STOCK OPTION BETWEEN THE REGISTRANT AND GERRY HOGAN

 ------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------
                                  MICHAEL LEVY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309

               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 351-2120
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            Kenneth C. Hoffman, Esq.
                          Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0809

                               -------------------

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                             PROPOSED MAXIMUM         PROPOSED
    TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE     MAXIMUM AGGREGATE      AMOUNT OF
     TO BE REGISTERED         REGISTERED       PER SHARE (1)     OFFERING PRICE(1)   REGISTRATION FEE
-------------------------  ----------------  ----------------    -----------------   ----------------
COMMON STOCK,
  $.01 PAR VALUE.........  1,164,415 SHARES    $.625 - $8.00       $4,896,033.95        $1,444.33
=========================  ================  ===============     ===============     ================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual prices (ranging from $.625 to $8.00) for an aggregate of 1,064,415 shares of Common Stock being registered, which are already subject to stock option granted under the 1995 Stock Option Plan; (ii) the actual price of $5.00 for an aggregate of 100,000 warrants and stock options to purchase Common Stock being registered, which are already subject to warrants and stock options granted by the Registrant.

                                Page 1 of 7 Pages
                           Exhibit Index at Page II-7

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Registration Statement on Form S-1 (Registration No. 333-25259) filed under the Securities Act of 1933, as amended (the "Act"), including any exhibits and amendments thereto, and the Registrant's final Prospectus, dated November 13, 1997, pursuant to Rule 424(b) under the Act;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1997; and

         (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide for indemnification of officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), including under Section 145 of the DGCL. Section 145 of the DGCL generally grants corporations the power to indemnify their directors, officers, employees and agents of a corporation in accordance with the provisions thereof. The Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of each director and officer to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for breaches of such director's or officer's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director or officer derived an improper personal benefit.

         The Registrant has entered into Indemnification Agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons against certain claims brought against them as a result of serving in such capacities. The Indemnification Agreements provide that generally the Registrant will reimburse the director/executive officer for all costs and expenses incurred in defending or investigating an indemnified claim, in advance of the final disposition thereof. The Indemnification Agreements also provide that the director/executive officer will repay the Registrant for any costs or expenses advanced if it is ultimately determined by a court of competent jurisdiction in a final, non-appealable adjudication, that the director/executive officer is not entitled to indemnification under the terms of the Indemnification Agreement.

         The Registrant also has in place a Directors and Officers liability insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-6.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on February 10, 1998.

                              SPORTSLINE USA, INC.

                               By: /s/MICHAEL LEVY
                                   -----------------------------
                                  Michael Levy
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Levy and Kenneth W. Sanders his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           SIGNATURE                                    TITLE                                 DATE
           ---------                                    -----                                 ----

/s/ MICHAEL LEVY                   President, Chief Executive Officer and Director      February 10, 1998
------------------------                (principal executive officer)
Michael Levy


/s/ KENNETH W. SANDERS                         Chief Financial Officer                  February 10, 1998
------------------------           (principal financial and accounting officer)
Kenneth W. Sanders


/s/ THOMAS CULLEN                                     Director                          February 10, 1998
------------------------
Thomas Cullen

/s/ STEPHEN FLEMING                                   Director                          February 10, 1998
------------------------
Stephen Fleming

/s/GERRY HOGAN                                        Director                          February 10, 1998
------------------------
Gerry Hogan

/s/RICHARD B. HORROW                                  Director                          February 10, 1998
------------------------
Richard B. Horrow

/s/JOSEPH LACOB                                       Director                          February 10, 1998
------------------------
Joseph Lacob

                                                      Director                          February __, 1998
------------------------
Sean McManus




                                      II-5



------------------------                              Director                          February __, 1998
Andrew Nibley


/s/ LIESL PIKE                                        Director                          February 10, 1998
------------------------
Liesl Pike

                                                      Director                          February __, 1998
------------------------
Derek Reisfield

/s/JAMES C. WALSH                                     Director                          February 10, 1998
------------------------
James C. Walsh

/s/MICHAEL P. SCHULHOF                                Director                          February 10, 1998
------------------------
Michael P. Schulhof

                                  EXHIBIT INDEX

      EXHIBIT                                                        SEQUENTIAL
      NUMBER                  DESCRIPTION                              PAGE NO.
      -------                 -----------                            ----------

        3.1    Registrant's Certificate of Incorporation(1)

        3.2    Registrant's Bylaws(2)

        5.1    Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen
               & Quentel, P.A.

        10.1   SportsLine USA, Inc. 1995 Stock Option Plan(3)

        10.10  Warrant between the Registrant and Horrow Sports Ventures(4)


        10.11  Stock Option between the Registrant and Michael P. Schulhof(5)


        10.19  Stock Option between the Registrant and Gerry Hogan


        23.1   Consent of Arthur Andersen LLP

        23.2 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

        24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

(3) Incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

(4) Incorporated by reference to Exhibit 10.10 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

(5) Incorporated by reference to Exhibit 10.11 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).


                                      II-7